                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        AMERICAN FINANCIAL HOLDING, INC.,

                             ISO ACQUISITION CORP.,

                          ISOLAGEN TECHNOLOGIES, INC.,

                                GEMINI IX, INC.,

                                       AND

               WILLIAM K. BOSS, JR., OLGA MARKO AND DENNIS MCGILL



                                   ----------

                           DATED AS OF AUGUST 1, 2001

                                   ----------

                                TABLE OF CONTENTS

ARTICLE I THE MERGER.............................................................................................1
   1.1   The Merger..............................................................................................1
   1.2   Effective Time..........................................................................................1
   1.3   Effects of the Merger...................................................................................2
   1.4   Tax Treatment...........................................................................................2

ARTICLE II THE SURVIVING CORPORATION.............................................................................2
   2.1   Certificate of Incorporation............................................................................2
   2.2   Bylaws..................................................................................................2
   2.3   Directors and Officers..................................................................................2

ARTICLE III CONVERSION OF STOCK..................................................................................2
   3.1   Conversion of Capital Stock.............................................................................2
   3.2   Surrender and Payment...................................................................................3
   3.3   No Fractional Shares....................................................................................4
   3.4   Dissenter's Rights......................................................................................4
   3.5   Closing.................................................................................................5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ISOLAGEN AND ISOLAGEN STOCKHOLDERS..................................5
   4.1   Organization............................................................................................5
   4.2   Capitalization..........................................................................................6
   4.3   Authority; No Violation.................................................................................6
   4.4   Financial Statements....................................................................................7
   4.5   Absence of Certain Changes or Events....................................................................7
   4.6   Legal Proceedings.......................................................................................7
   4.7   Taxes and Tax Returns...................................................................................8
   4.8   Employee Benefit Plans..................................................................................8
   4.9   Compliance with Applicable Law..........................................................................9
   4.10     Certain Contracts....................................................................................9
   4.11     Properties and Insurance............................................................................10
   4.12     Minute Books........................................................................................10
   4.13     Environmental Matters...............................................................................10
   4.14     Reserves............................................................................................11
   4.15     Agreements with Governmental Entity.................................................................11
   4.16     Labor Disputes......................................................................................11
   4.17     Loans, Etc..........................................................................................11
   4.18     Intellectual Property...............................................................................11
   4.19     Isolagen Stockholders' Counsel......................................................................17
   4.20     No Brokers..........................................................................................18
   4.21     Bankruptcy; Criminal Proceedings....................................................................18
   4.22     Disclosure..........................................................................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF GEMINI..............................................................18
   5.1   Organization...........................................................................................18
   5.2   Capitalization.........................................................................................19
   5.3   Authority; No Violation................................................................................19
   5.4   Legal Proceedings......................................................................................20
   5.5   Compliance with Applicable Law.........................................................................20
   5.6   No Brokers.............................................................................................20
   5.7   Bankruptcy; Criminal Proceedings.......................................................................21
   5.8   Disclosure.............................................................................................21

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF COMPANY AND MERGER SUB.............................................21
   6.1   Organization...........................................................................................21
   6.2   Capitalization.........................................................................................22
   6.3   Authority; No Violation................................................................................23
   6.4   Legal Proceedings......................................................................................23
   6.5   Compliance with Applicable Law.........................................................................24
   6.6   Absence of Liabilities.................................................................................24
   6.7   No Brokers.............................................................................................24
   6.8   Bankruptcy; Criminal Proceedings.......................................................................24
   6.9   Disclosure.............................................................................................25

ARTICLE VII COVENANTS OF THE PARTIES............................................................................25
   7.1   Conduct of Business....................................................................................25
   7.2   Negative Covenants and Dividend Covenants..............................................................25
   7.3   No Solicitation........................................................................................26
   7.4   Current Information....................................................................................27
   7.5   Access to Properties and Records; Confidentiality......................................................27
   7.6   Regulatory Matters.....................................................................................28
   7.7   Further Assurances.....................................................................................28
   7.8   Public Announcements...................................................................................28
   7.9   Failure to Fulfill Conditions..........................................................................29
   7.10     Disclosure Supplements..............................................................................29
   7.11     Transfer of Shares..................................................................................29
   7.12     Cooperation.........................................................................................29
   7.13     Discharge of Indebtedness...........................................................................29

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF ISOLAGEN AND ISOLAGEN STOCKHOLDERS..........................30
   8.1   Government Consents....................................................................................30
   8.2   Documents..............................................................................................30
   8.3   Private Placement......................................................................................30
   8.4   Employment Agreements..................................................................................30
   8.5   Conversion of Accrued Salaries.........................................................................31
   8.6   Representations and Warranties; Performance of Obligations.............................................31
   8.7   Opinion of Company Counsel.............................................................................31

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF GEMINI........................................................31
   9.1   Government Consents....................................................................................31
   9.2   Documents..............................................................................................31
   9.3   Private Placement......................................................................................32
   9.4   Employment Agreements..................................................................................32
   9.5   Conversion of Accrued Salaries.........................................................................32
   9.6   Representations and Warranties; Performance of Obligations.............................................32
   9.7   Opinion of Company Counsel.............................................................................32
   9.8   FDA Reports............................................................................................32

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY AND MERGER SUB.........................................33
   10.1     Government Consents.................................................................................33
   10.2     Documents...........................................................................................33
   10.3     Private Placement...................................................................................33
   10.4     Employment Agreements...............................................................................33
   10.5     Conversion of Isolagen Notes........................................................................33
   10.6     Conversion of Accrued Salaries......................................................................34
   10.7     Consulting Agreements...............................................................................34
   10.8     Representations and Warranties; Performance of Obligations..........................................34
   10.9     Closing Balance Sheet...............................................................................35
   10.10    Discharge of Indebtedness...........................................................................35
   10.11    Release of Claims...................................................................................35
   10.12    Opinion of Isolagen Counsel.........................................................................35
   10.13    FDA Reports.........................................................................................35

ARTICLE XI POST-CLOSING OBLIGATIONS OF PARTIES..................................................................35
   11.1     Officer and Board Appointees........................................................................35
   11.2     Stock Option Plan...................................................................................35

ARTICLE XII TERMINATION OF AGREEMENT............................................................................35
   12.1     Termination.........................................................................................35
   12.2     No Liability for Proper Termination.................................................................37

ARTICLE XIII INDEMNIFICATION AND REMEDIES.......................................................................37
   13.1     Stockholders' Indemnification.......................................................................37
   13.2     Indemnification; Notice and Settlement..............................................................37
   13.3     Survival; Non-Waiver of Rights......................................................................39
   13.4     Limitation of Liability.............................................................................39

ARTICLE XIV MISCELLANEOUS.......................................................................................40
   14.1     Governing Law.......................................................................................40
   14.2     Assignment; Binding Upon Successors and Assigns.....................................................40
   14.3     Severability........................................................................................40
   14.4     Expenses............................................................................................40
   14.5     Attorneys' Fees.....................................................................................40
   14.6     Notices.............................................................................................40
   14.7     Entire Agreement....................................................................................41

   14.8     U.S. Dollars........................................................................................42
   14.9     Amendment...........................................................................................42
   14.10    Extension; Waiver...................................................................................42
   14.11    Counterparts........................................................................................42
   14.12    Descriptive Headings................................................................................42
   14.13    Knowledge...........................................................................................42
   14.14    No Third Party Beneficiaries........................................................................42
   14.15    Arbitration.........................................................................................42
   14.16    Bridge Loan Transaction.............................................................................44
   14.17    Line of Credit Transaction..........................................................................44

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "AGREEMENT") is entered into as of August 1, 2001 by and among American Financial Holding, Inc., a Delaware corporation (the "COMPANY"), ISO Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), Isolagen Technologies, Inc., a Delaware corporation ("ISOLAGEN"), Gemini IX, Inc., a Delaware corporation ("GEMINI"), and William K. Boss, Jr., Olga Marko and Dennis McGill, the holders of a majority of the shares of capital stock of Isolagen (collectively, the "ISOLAGEN STOCKHOLDERS" and each an "ISOLAGEN STOCKHOLDER"). The Company, Merger Sub, Isolagen, Gemini and the Isolagen Stockholders are each a "PARTY" and together are "PARTIES" to this Agreement.

                                   WITNESSETH

         WHEREAS, the respective Boards of Directors of the Company, Merger Sub, Isolagen and Gemini and the stockholders of Merger Sub, Isolagen and Gemini have approved and declared advisable the merger of Merger Sub and Gemini with and into Isolagen (the "MERGER"), upon the terms and conditions set forth herein; and

         WHEREAS, the respective Boards of Directors of the Company, Merger Sub, Isolagen and Gemini have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interests of their respective stockholders;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub and Gemini shall be merged with and into Isolagen at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Merger Sub and Gemini shall cease and Isolagen shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub and Gemini in accordance with the DGCL and shall continue under the name "Isolagen Technologies, Inc."

         1.2 Effective Time. Concurrently with the Closing (as defined below), Merger Sub, Gemini and Isolagen will cause a Certificate of Merger (the "CERTIFICATE OF MERGER"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

         1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         1.4 Tax Treatment. It is intended that the Merger shall constitute a reorganization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation. A Certificate of Amendment of the Certificate of Incorporation of Isolagen (the "CERTIFICATE OF AMENDMENT") will be filed with the Secretary of State of the State of Delaware simultaneous with the filing of the Certificate of Merger. The Certificate of Incorporation of Isolagen, as amended by the Certificate of Amendment, in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and the DGCL.

         2.2 Bylaws. The bylaws of Isolagen as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

         2.3 Directors and Officers. At and after the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws.

                                  ARTICLE III
                               CONVERSION OF STOCK

         3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

                  (a) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time ("MERGER SUB COMMON STOCK") shall be converted into one (1) share of common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (b) Each share of common stock, par value $0.01 per share, of Isolagen issued and outstanding immediately prior to the Effective Time ("ISOLAGEN COMMON STOCK") shall be converted into twenty-seven and 869385/100 (27.869385) shares of common stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK").

                  (c) Each share of common stock, par value $0.0001 per share, of Gemini issued and outstanding immediately prior to the Effective Time ("GEMINI COMMON STOCK") shall be converted into three thousand two hundred (3,200) shares of Company Common Stock.

                  (d) All shares of Merger Sub Common Stock, Isolagen Common Stock and Gemini Common Stock, when so converted, will no longer be outstanding and will automatically be retired and will cease to be outstanding, and the holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Merger Sub Common Stock, Isolagen Common Stock or Gemini Common Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such stock certificate, the applicable shares of either Surviving Corporation Common Stock or Company Common Stock as set forth in Sections 3.1(a), (b) and (c) above.

                  (e) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

         3.2 Surrender and Payment.


                  (a) The parties agree that Fidelity Transfer Company shall act as transfer agent hereunder (the "EXCHANGE AGENT") with respect to the Merger.

                  (b) Promptly after the Effective Time, but in any event not later than five (5) business days thereafter, the Exchange Agent shall send, to each holder of a stock certificate or certificates that immediately prior to the Effective Time represented outstanding Merger Sub Common Stock, Isolagen Common Stock and Gemini Common Stock (the "STOCK CERTIFICATES") a letter of transmittal and instructions for use in effecting the exchange of the Stock Certificates for stock certificates representing the applicable merger consideration described in Section 3.1 above (the "MERGER CONSIDERATION"). Provision also shall be made for holders of the Stock Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Stock Certificates in exchange for the applicable Merger Consideration.

                  (c) After the Effective Time, the Stock Certificates shall represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive in exchange therefor the applicable Merger Consideration subject to any required tax withholding, and the Stock Certificates so surrendered shall be canceled. Until so surrendered, each Stock Certificate shall, after the Effective Time, represent for all purposes only the right to receive the applicable Merger Consideration.

                  (d) If any shares of Company Common Stock are to be issued to a Person (as defined below) other than the registered holder of the Stock Certificate(s) surrendered in exchange therefor, it shall be a condition to such issuance or payment that the Stock Certificate(s) surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. As used herein, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any governmental or regulatory authority or agency.

                  (e) Any Merger Consideration that remains unclaimed by the holders of Merger Sub Common Stock, Isolagen Common Stock or Gemini Common Stock one (1) year after the Effective Time shall be returned to the Company, upon demand, and any such holder who has not exchanged such holder's Stock Certificates in accordance with this Section 3.2 prior to that time shall thereafter look only to the Company, as a general creditor thereof, to exchange such Stock Certificates or to pay amounts to which such holder is entitled pursuant to Section 3.1. If outstanding Stock Certificates are not surrendered prior to six (6) years after the Effective Time (or, in any particular case, prior to such earlier date on which any Merger Consideration issuable or payable in respect of such Stock Certificates would otherwise escheat to or become the property of any governmental unit or agency), the Merger Consideration issuable or payable in respect of such Stock Certificates shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of the parties hereto shall be liable to any holder of Stock Certificates for any amount paid, or Merger Consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration in respect thereof pursuant to this Agreement.

         3.3 No Fractional Shares. No fractional shares of Company Common Stock shall be issued in the Merger and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of the Company. All holders of Company Common Stock shall be entitled to receive, in lieu thereof, an amount calculated in accordance with the following: all fractional shares of Company Common Stock greater than 0.5 shall be rounded up to the next whole share and all fractional shares of Company Common Stock less than 0.5 shall be rounded down to the next whole share without the payment of any cash amount for such fractional shares.

         3.4 Dissenter's Rights. Any shares of Isolagen Common Stock or Gemini Common Stock that a stockholder thereof properly exercising its dissent or appraisal rights under the DGCL (a "DISSENTING STOCKHOLDER") holds will be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder under the DGCL; except that any such shares that a Dissenting Stockholder holds for which, after the Effective Time, such Dissenting Stockholder withdraws its demand for purchase or loses its purchase right as provided in the DGCL, will be deemed to be converted, as of the Effective Time, into the right to receive the applicable Merger Consideration. Isolagen and Gemini will give the Company (a) prompt notice of any written demands for purchase, withdrawals of demands for purchase and any other instruments served under the DGCL, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the DGCL. Neither Isolagen nor Gemini will voluntarily make any payment with respect to any purchase demands and will not, except with the Company's prior written consent, settle or offer to settle any such demands.

         3.5 Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Haynes and Boone, L.L.P., legal counsel for the Company, located at 1000 Louisiana, Suite 4300, Houston, Texas 77002, at 10:00 a.m., local time, on August 31, 2001 or at such other date and time as the parties shall otherwise agree (the "CLOSING DATE").

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                      OF ISOLAGEN AND ISOLAGEN STOCKHOLDERS

         Isolagen and the Isolagen Stockholders hereby, jointly and severally, represent and warrant to the Company that, to the best of their knowledge, each of the following are true and correct:

         4.1 Organization.

                  (a) Isolagen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Isolagen has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Isolagen. Schedule 4.1(a) of the Disclosure Schedule delivered by Isolagen in connection with this Agreement (the "ISOLAGEN DISCLOSURE SCHEDULE") sets forth true and complete copies of the Certificate of Incorporation and bylaws of Isolagen, each as amended and in effect on the date hereof (the "ISOLAGEN GOVERNING DOCUMENTS").

                  (b) Isolagen does not have any Subsidiaries (as defined below). The term "SUBSIDIARIES," when used in this Agreement with respect to any party, means any corporation, joint venture, association, partnership, trust or other entity in which such party has, directly or indirectly, at least a fifty percent (50%) interest or acts as a general partner. Except as set forth in Schedule 4.1(b) of the Isolagen Disclosure Schedule, Isolagen does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate.

         4.2 Capitalization. As of the date hereof, the authorized capital stock of Isolagen consists of an aggregate of 11,000,000 shares of stock, consisting of 10,000,000 shares of Isolagen Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share ("ISOLAGEN PREFERRED STOCK" and together with Isolagen Common Stock, "ISOLAGEN STOCK"). As of the date hereof, there are 107,645 shares of Isolagen Common Stock issued and outstanding and no shares of Isolagen Stock held in the treasury of Isolagen. The issued and outstanding shares of Isolagen Stock are owned by the Persons and in the numbers specified in Schedule 4.2 of the Isolagen Disclosure Schedule. As of the date hereof, there are (i) no shares of Isolagen Preferred Stock issued and outstanding, and
(ii) no shares of Isolagen Stock issuable upon exercise of any outstanding options granted pursuant to any Isolagen stock option or benefit plan. All of the issued and outstanding shares of Isolagen Common Stock are duly authorized and validly issued, and fully paid and no assessment has been made on such shares. The authorized but unissued shares of Isolagen Stock are not subject to any preemptive rights. Isolagen does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Isolagen or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         4.3 Authority; No Violation.

                  (a) Isolagen has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and stockholders of Isolagen. No corporate proceedings on the part of Isolagen are necessary to consummate the transactions contemplated hereby. Each Isolagen Stockholder has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been duly and validly executed and delivered by Isolagen and each Isolagen Stockholder and constitutes the valid and binding obligation of Isolagen and each Isolagen Stockholder, enforceable against Isolagen and the Isolagen Stockholders in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Isolagen, nor the consummation by Isolagen of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Isolagen with any of the terms or provisions hereof, will (i) violate any provision of the Isolagen Governing Documents, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Isolagen or any of its properties or assets, or (iii) except as set forth in Schedule 4.3(b) of the Isolagen Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, claim, charge or other encumbrance upon any of the properties or assets of Isolagen under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Isolagen is a party, or by which Isolagen or any of its properties or assets may be bound or affected except, with respect to
         (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Isolagen, or the ability of Isolagen to consummate the transactions contemplated hereby. No consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of Isolagen in connection with (x) the execution and delivery by Isolagen of this Agreement and
         (y) the consummation by Isolagen of the transactions contemplated hereby.

         4.4 Financial Statements.

                  (a) Schedule 4.4(a) of the Isolagen Disclosure Schedule sets forth copies of (i) the unaudited financial statements of Isolagen for the twelve (12) month periods ended December 31, 1999 and December 31, 2000; and (ii) unaudited financial statements of Isolagen for the six
         (6) month period ended June 30, 2001 (the "FINANCIAL STATEMENTS"). The Financial Statements give a true and fair view of the state of affairs, results of the operations and the cash flows of Isolagen for the respective periods set forth therein and have been prepared in accordance with generally accepted accounting principals ("GAAP") consistently applied.

                  (b) The books and records of Isolagen have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Financial Statements (including the notes thereto), Isolagen did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Isolagen and which are required by GAAP to be disclosed in the Financial Statements. Since June 30, 2001 and to the date hereof, Isolagen has not incurred any liabilities except in the ordinary course of business and consistent with prudent business practice or except as specifically contemplated by this Agreement. As of the Closing Date, all of the liabilities of Isolagen for legal and consulting fees and expenses are set forth on
         Schedule 4.4(c) of the Isolagen Disclosure Schedule.

         4.5 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Isolagen since June 30, 2001 (including without limitation a material adverse change arising from the institution of Legal Proceedings (as defined in Section 4.6) or the occurrence of a default as described in Section 4.10(c)), and to Isolagen's and the Isolagen Stockholders' knowledge, no facts or conditions exist which are reasonably likely to cause such a material adverse change in the future.

         4.6 Legal Proceedings. Except as disclosed in Schedule 4.6 of the Isolagen Disclosure Schedule, as of the date of this Agreement, Isolagen is not a party to any, and there are no pending or, to Isolagen's and the Isolagen Stockholders' knowledge, no threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental (or otherwise) investigations of any nature ("LEGAL PROCEEDINGS") against Isolagen or against any present or former Isolagen officer or director in their capacity as a Isolagen officer or director which are material to Isolagen. Except as disclosed in Schedule 4.6 of the Isolagen Disclosure Schedule, as of the date of this Agreement Isolagen is not a party to any material order, judgment or decree entered against Isolagen in any lawsuit or proceeding.

         4.7 Taxes and Tax Returns.

                  (a) Isolagen has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements (collectively, the "RETURNS") required to be filed by it in respect of other government's, national, regional, state and local taxes (including property taxes, withholding taxes, penalties or other payments required) (the "TAXES") and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable, other than taxes or other charges which are being contested in good faith. Isolagen has established (and until the Closing Date will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all Taxes not yet due and payable, but are anticipated to be incurred in respect of Isolagen through the Closing Date. The Returns of Isolagen have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Isolagen and the Isolagen Stockholders, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon Isolagen nor has Isolagen given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns. No Taxes will accrue or occur as a result of the Merger and the other transactions contemplated in this Agreement.

                  (b) Isolagen (i) has not requested any extension of time within which to file any Tax Return which Return has not since been filed, and (ii) is not a party to any agreement providing for the allocation or sharing of Taxes.

         4.8 Employee Benefit Plans.

                  (a) Isolagen does not maintain or contribute to any stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement.

                  (b) Isolagen does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee of Isolagen. Isolagen owns no individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (c) Isolagen does not maintain any retirement plan or retiree medical plan or arrangement for its directors, officers or employees.

         4.9 Compliance with Applicable Law. Except as set forth in Schedule 4.9 of the Isolagen Disclosure Schedule, Isolagen holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any national, state or local governmental authority relating to Isolagen (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Isolagen) and Isolagen has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Isolagen) of, any of the above.

         4.10 Certain Contracts.

                  (a) Except for plans referenced in Section 4.8 hereof or disclosed in Schedule 4.10(a) of the Isolagen Disclosure Schedule, Isolagen is not a party to or bound by any contract or understanding (whether written or, to its knowledge, oral) with respect to the employment or termination of any of its present or former officers, employees, directors or consultants. Schedule 4.10(a) of the Isolagen Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with current officers, directors or consultants of Isolagen, to which Isolagen is a party.

                  (b) Except as disclosed in Schedule 4.10(b) of the Isolagen Disclosure Schedule or for commitments or agreements to purchase materials or sell products in the ordinary course of business, (i) as of the date of this Agreement, Isolagen is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by Isolagen) which contemplates the payment of amounts in excess of $10,000, or which otherwise is material to the operations, assets or financial condition of Isolagen, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income and (ii) no commitment, agreement or other instrument to which Isolagen is a party or by which it is bound limits the freedom of Isolagen to compete in any line of business or with any person.

                  (c) As of the date of this Agreement, except as disclosed in
         Schedule 4.10(c) of the Isolagen Disclosure Schedule, Isolagen is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement, license agreement (as to royalty payments) or other commitment or arrangement.

                  (d) As of the date of this Agreement, except as disclosed in
         Schedule 4.10(d) of the Isolagen Disclosure Schedule, to the knowledge of Isolagen and the Isolagen Stockholders, any other party thereto is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement that is material to Isolagen.

                  (e) As of the date of this Agreement, except as disclosed in
         Schedule 4.10(e) of the Isolagen Disclosure Schedule, to the knowledge of Isolagen and the Isolagen

         Stockholders, all royalty payments, franchising fees, or any other payments based on a percentage of revenues or income have been fully paid by Isolagen to any other party.

         4.11 Properties and Insurance.

                  (a) Isolagen has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Isolagen's balance sheet as of June 30, 2001, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2001), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Isolagen and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to the Company prior to the date hereof. Isolagen, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

                  (b) Except as disclosed in Schedule 4.11(b) of the Isolagen Disclosure Schedule and for software licenses associated with stand-alone computers, leases of vehicles and leases or hire contracts for miscellaneous office equipment and all sale-leaseback transactions, all assets of Isolagen that exceed $5,000 in value, to include any and all property, whether tangible or intangible, and including but not limited to any and all Intellectual Property or the right to any and all royalties accruing thereunder are the lawful property of Isolagen and as such are freely and fully assignable or transferable except as otherwise provided herein.

                  (c) Schedule 4.11(c) of the Isolagen Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of Isolagen, all risks insured against, and the amount thereof and deductibles relating thereto. As of the date hereof, Isolagen has not, since January 1, 1999, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to Isolagen's and Isolagen Stockholders' knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         4.12 Minute Books. The minute books of Isolagen contain records which, in all material respects, accurately record all meetings of its stockholders and Board of Directors (including committees of its Board of Directors).

         4.13 Environmental Matters. Except as disclosed in Schedule 4.13 of the Isolagen Disclosure Schedule:

                  (a) Isolagen has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Isolagen is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Isolagen. Isolagen has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Isolagen, or owned or controlled by Isolagen as a trustee or fiduciary (collectively, "PROPERTIES"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, regional, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Isolagen.

                  (b) Isolagen has no knowledge that any of the Properties has been operated in any manner in the ten (10) years prior to the date of this Agreement that violated any applicable national, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Isolagen.

         4.14 Reserves. To the knowledge of Isolagen, the allowance for possible losses in the June 30, 2001 Financial Statements was adequate at the time based upon past loss experiences and potential losses at the time to cover all known or reasonably anticipated losses.

         4.15 Agreements with Governmental Entity. Isolagen is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, or board resolution submitted to a regulatory authority or similar undertaking to, and is not a party to any order or directive by, and is not a recipient of any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign.

         4.16 Labor Disputes. Isolagen is not directly or indirectly involved in or threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, which might materially and adversely affect the financial condition, assets, businesses or results of operations of Isolagen, taken as a whole.

         4.17 Loans, Etc. As of the date of this Agreement, no Isolagen Stockholder has any liabilities, obligations or indebtedness of any kind whatsoever chargeable to the Isolagen Stockholder and payable to Isolagen by the Isolagen Stockholder.

         4.18 Intellectual Property.

                  (a) Intellectual Property Assets. The term "INTELLECTUAL PROPERTY" includes the following:

                           (i) all United States, international and foreign
                  patents, patent applications and statutory invention registrations, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of Isolagen accruing thereunder or pertaining thereto (the "PATENTS");

                           (ii) all trademarks (including, without limitation,
                  service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Isolagen accruing thereunder or pertaining thereto (the "TRADEMARKS");

                           (iii) all copyrights, copyright applications,
                  copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Isolagen accruing thereunder or pertaining thereto (the "COPYRIGHTS");

                           (iv) all confidential and proprietary information,
                  including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information of Isolagen (the "TRADE SECRETS");

                           (v) all computer software programs and databases
                  (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing of Isolagen (the "COMPUTER SOFTWARE");

                           (vi) all license agreements, permits, authorizations
                  and franchises, whether with respect to the Patents, Trademarks, Copyrights, URLs, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises of Isolagen (the "LICENSES");

                           (vii) all URLs, domain names or other names or
                  addresses relating to Isolagen's operations with respect to the Internet (including, without limitation, registrations and applications for registration thereof with Network Solutions or other applicable private or public URL registries, domestic and foreign), together with all intellectual property and all other rights of any kind whatsoever of Isolagen accruing thereunder, pertaining thereto or associated therewith, including, without limitation, all registrations, applications, renewals, reissues, extensions, links (including, without limitation, metal tags), and connections ("URLs").

                  (b) Agreements. Schedule 4.18(b) of the Isolagen Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Isolagen, of each written or oral written lease, agreement, contract, commitment or license by which Isolagen (a) has or may acquire any rights, (b) has or may become subject to any obligation or liability, or (c) or any of the assets owned or used by it is or may become bound ("ARRANGEMENTS") relating to Intellectual Property to which Isolagen is a party or by which Isolagen is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which Isolagen is the licensee. There are no outstanding and, to the knowledge of Isolagen and the Isolagen Stockholders, no threatened disputes or disagreements with respect to any such Arrangements. Except as disclosed in Schedule 4.18(b) of the Isolagen Disclosure Schedule, to the knowledge of Isolagen and the Isolagen Stockholders, no party to an Arrangement relating to the use by Isolagen of any Intellectual Property owned by another person is or has at any time been in breach of such Arrangements. Isolagen has not granted or is obligated to grant a license, assignment or other right with respect to any Intellectual Property, except as disclosed in Schedule 4.18(b) to the Isolagen Disclosure Schedule.

                  (c) Know-How.

                           (i) The Intellectual Property includes all such
                  assets which are reasonably necessary for the operation of Isolagen's businesses as it is currently conducted. Isolagen is the owner of all right, title, and interest in and to all Intellectual Property, free and clear of all liens, security interests, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property.

                           (ii) Except as set forth in Schedule 4.18(c) of the
                  Isolagen Disclosure Schedule, all former and current employees of Isolagen have executed written

                  Arrangements with Isolagen that assign to Isolagen all rights to any inventions, improvements, discoveries, or information relating to the business of Isolagen. To the knowledge of Isolagen and the Isolagen Stockholders, no employee of Isolagen has entered into any Arrangement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than Isolagen. No past or present shareholder, employee, director, officer, contractor, agent or representative of Isolagen has any ownership interest or any other rights in or to any Intellectual Property. Except as set forth in Schedule 4.18(c) of the Isolagen Disclosure Schedule, no Arrangement or understanding exists between Isolagen and any third party which would impede or prevent the continued use of such right, title and interest of Isolagen in and to the Intellectual Property as Isolagen had prior to the Closing and used in the conduct of its business, subject to the rights of licensors and licensees pursuant to existing Arrangements listed on Schedule 4.18(b) to the Isolagen Disclosure Schedule.

                  (d) Patents.

                           (i) Schedule 4.18(d) of the Isolagen Disclosure
                  Schedule contains a complete and accurate list and summary description of all Patents. Isolagen is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, encumbrances, equities, and other adverse claims.

                           (ii) All Patents that have been registered with the
                  United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (as defined below) (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. As used herein "LEGAL REQUIREMENTS" includes federal, state, local, municipal, foreign, international, and multinational laws, including administrative orders, constitutions, ordinances, principles of common law, regulations, statutes and treaties, where applicable.

                           (iii) No registered Patent or pending patent
                  application has been or is now involved in any opposition, invalidation, or cancellation (except for a request to resubmit) and, to knowledge of Isolagen and Isolagen Stockholders, no such action is threatened with the respect to any of the Patents.

                           (iv) To the knowledge of Isolagen and the Isolagen
                  Stockholders, there is no potentially interfering patent or patent application of any third party.

                           (v) To the knowledge of Isolagen and the Isolagen
                  Stockholders, no Patent is infringed or has been challenged or threatened in any way. To the knowledge of Isolagen and the Isolagen Stockholders, none of the Patents infringes or is alleged to infringe any patent of any third party.

                           (vi) All products and materials containing a
                  registered Patent bear the proper federal registration notice where permitted by law.

                  (e) Trademarks.

                           (i) Schedule 4.18(e) of the Isolagen Disclosure
                  Schedule contains a complete and accurate list and summary description of all Trademarks. Isolagen is the owner of all right, title, and interest in and to each of the Trademarks, free and clear of all liens, claims, security interests, equities, and other adverse claims.

                           (ii) All Trademarks that have been registered with
                  the United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

                           (iii) No registered Trademark or pending trademark
                  application has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of Isolagen and Isolagen Stockholders, no such action is threatened with the respect to any of the Trademarks.

                           (iv) To the knowledge of Isolagen and the Isolagen
                  Stockholders, there is no potentially interfering trademark or trademark application of any third party.

                           (v) To the knowledge of Isolagen and the Isolagen
                  Stockholders, no Trademark is infringed or has been challenged or threatened in any way. To the knowledge of Isolagen and the Isolagen Stockholders, none of the Trademarks infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

                           (vi) To the knowledge of Isolagen and the Isolagen
                  Stockholders, all products and materials containing a registered Trademark bear the proper federal registration notice where permitted by law.

                  (f) Copyrights.

                           (i) Schedule 4.18(f) of the Disclosure Schedule
                  contains a complete and accurate list and summary description of all Copyrights. Isolagen is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, claims, security interests, equities, and other adverse claims.

                           (ii) All the Copyrights which have been registered
                  are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any Taxes or actions falling due within ninety (90) days after the Closing Date.

                           (iii) To the knowledge of Isolagen and the Isolagen
                  Stockholders, no Copyright is infringed or has been challenged or threatened in any way. To the knowledge of Isolagen and the Isolagen Stockholders, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (g) Trade Secrets.

                           (i) With respect to each Trade Secret, the
                  documentation relating to such Trade Secret is reasonably current and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) Isolagen has taken commercially reasonable
                  precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

                           (iii) Isolagen has good title and an absolute (but
                  not necessarily exclusive) right to use the Trade Secrets. To the knowledge of Isolagen and the Isolagen Stockholders, the Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than Isolagen) or to the detriment of Isolagen. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  (h) Computer Software.

                           (i) Isolagen is the owner of all right, title, and
                  interest in and to the Computer Software, free and clear of all liens, security interests, encumbrances, equities and other adverse claims and the Computer Software may be used by Isolagen following the Closing Date in the same manner as such were used prior to the Closing Date without the payment of additional fees.

                           (ii) The documentation regarding the Computer
                  Software is materially complete and accurately reflects the Computer Software in all material respects. The Computer Software performs in all material respects in accordance with such software documentation.

                           (iii) Except for changes to be made in the ordinary
                  course of business which will not have a material adverse effect on Isolagen's business to the knowledge of Isolagen and the Isolagen Stockholders, no currently available or announced technological advance or software release will result in the obsolescence of any of the Computer Software within the next twelve (12) months.

                  (i) URLs.

                           (i) Isolagen is the owner of all right, title, and
                  interest in and to each URL, free and clear of all liens, security interests, encumbrances, equities and other adverse claims.

                           (ii) All URLs that have been registered with the
                  appropriate applicable private or public URL registries, domestic and foreign, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications, if any), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

                           (iii) No registered URL or pending URL application
                  has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of Isolagen and the Isolagen Stockholders, no such action is threatened with the respect to any of the URLs.

                           (iv) To the knowledge of Isolagen and the Isolagen
                  Stockholders, there is no potentially interfering URL or URL application of any third party.

                           (v) To the knowledge of Isolagen and the Isolagen
                  Stockholders, no URL is infringed or has been challenged or threatened in any way. To the knowledge of Isolagen and the Isolagen Stockholders, none of the URLs infringes or is alleged to infringe any URL of any third party.

                  (j) Licenses.

                           (i) Schedule 4.18(j) of the Isolagen Disclosure
                  Schedule contains a complete and accurate list and summary description of all Licenses.

                           (ii) All Licenses are rightfully used and authorized
                  for use by Isolagen pursuant to a valid Arrangements with respect to such Licenses. Isolagen has all rights with respect to Licenses reasonably necessary to carry out Isolagen's activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly all third-party Intellectual Property Rights making up each such License.

                           (iii) Isolagen is not, nor as a result of the
                  execution or delivery of this Agreement, or performance of Isolagen's obligations hereunder, will the Company be, in violation of any License.

         4.19 Isolagen Stockholders' Counsel. The Isolagen Stockholders acknowledge that the Isolagen Stockholders have had the opportunity to review this Agreement, the exhibits and the schedules attached hereto, and the transactions contemplated herein and therein with the Isolagen Stockholders' own legal counsel.

         4.20 No Brokers. Except for Foresight Capital Partners, Inc. ("FORESIGHT"), neither Isolagen, nor the Isolagen Stockholders have employed or authorized anyone to represent them as a broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee from Isolagen or the Isolagen Stockholders in connection with the transactions contemplated herein. The Isolagen Stockholders will, jointly and severally, indemnify and hold harmless the Company from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses the Company or Isolagen may sustain or incur as a result of any claim for a commission or fee by a broker or finder (other than Foresight) acting on behalf of Isolagen or any Isolagen Stockholder.

         4.21 Bankruptcy; Criminal Proceedings. To the best of the knowledge of Isolagen and the Isolagen Stockholders, Isolagen, its officers, directors, affiliates, promoters or any predecessor thereof and the Isolagen Stockholders have not been subject to or suffered any of the following:

                  (a) Any bankruptcy petition filed by or against any business of which such Person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

                  (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

                  (c) Any order, judgement or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such Person's involvement in any type of business, securities or banking activities; or

                  (d) Being found guilty by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         4.22 Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF GEMINI

         Gemini hereby represents and warrants to the Company that, to the best of its knowledge, each of the following are true and correct:

         5.1 Organization.

                  (a) Gemini is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gemini has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Gemini. Schedule 5.1(a) of the Disclosure Schedule delivered by Gemini in connection with this Agreement (the "GEMINI DISCLOSURE SCHEDULE") sets forth true and complete copies of the Certificate of Incorporation and bylaws of Gemini, each as amended and in effect on the date hereof (the "GEMINI GOVERNING DOCUMENTS").

                  (b) Gemini does not have any Subsidiaries. Except as set forth in Schedule 5.1(b) of the Gemini Disclosure Schedule, Gemini does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate.

         5.2 Capitalization. As of the date hereof, the authorized capital stock of Gemini consists of an aggregate of 3,000 shares of stock, consisting of 2,000 shares of Gemini Common Stock and 1,000 shares of preferred stock, par value $0.0001 per share ("GEMINI PREFERRED STOCK" and together with Gemini Common Stock, "GEMINI STOCK"). As of the date hereof, there are 1,232 shares of Gemini Common Stock issued and outstanding and no shares of Gemini Stock held in the treasury of Gemini. The issued and outstanding shares of Gemini Stock are owned by the Persons and in the numbers specified in Schedule 5.2 of the Gemini Disclosure Schedule. As of the date hereof, there are (i) no shares of Gemini Preferred Stock issued and outstanding, and (ii) no shares of Gemini Stock issuable upon exercise of any outstanding options granted pursuant to any Gemini stock option or benefit plan. All issued and outstanding shares of Gemini Common Stock are duly authorized and validly issued, and fully paid and no assessment has been made on such shares. The authorized but unissued shares of Gemini Stock are not subject to any preemptive rights. Gemini does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Gemini or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         5.3 Authority; No Violation.

                  (a) Gemini has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and stockholders of Gemini. No corporate proceedings on the part of Gemini are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Gemini and constitutes the valid and binding obligation of Gemini, enforceable against Gemini in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Gemini, nor the consummation by Gemini of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Gemini with any of the terms or provisions hereof, will (i) violate any provision of Gemini's Governing Documents, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Gemini or any of its properties or assets, or
         (iii) except as set forth in Schedule 5.3(b) of the Gemini Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Gemini under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Gemini is a party, or by which Gemini or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Gemini, or the ability of Gemini to consummate the transactions contemplated hereby. No consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of Gemini in connection with
         (x) the execution and delivery by Gemini of this Agreement and (y) the consummation by Gemini of the transactions contemplated hereby.

         5.4 Legal Proceedings. Except as disclosed in Schedule 5.4 of the Gemini Disclosure Schedule, as of the date of this Agreement, Gemini is not a party to any, and there are no pending or, to Gemini's knowledge, no threatened Legal Proceedings against Gemini or against any present or former Gemini officer or director in their capacity as a Gemini officer or director which are material to Gemini. Except as disclosed in Schedule 5.4 of the Gemini Disclosure Schedule, as of the date of this Agreement Gemini is not a party to any material order, judgment or decree entered against Gemini in any lawsuit or proceeding.

         5.5 Compliance with Applicable Law. Except as set forth in Schedule 5.5 of the Gemini Disclosure Schedule, Gemini holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any national, state or local governmental authority relating to Gemini (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Gemini) and Gemini has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Gemini) of, any of the above.

         5.6 No Brokers. Except for Foresight, Gemini has not employed or authorized anyone to represent them as a broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee from Gemini in connection with the transactions contemplated herein. Gemini will indemnify and hold harmless the Company from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses the

Company may sustain or incur as a result of any claim for a commission or fee by a broker or finder (other than Foresight) acting on behalf of Gemini.

         5.7 Bankruptcy; Criminal Proceedings. To the best of the knowledge of Gemini, Gemini and its officers, directors, affiliates, promoters or any predecessor thereof have not been subject to or suffered any of the following:

                  (a) Any bankruptcy petition filed by or against any business of which such Person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

                  (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

                  (c) Any order, judgement or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such Person's involvement in any type of business, securities or banking activities; or

                  (d) Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         5.8 Disclosure. No representation or warranty contained in Article V of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF COMPANY AND MERGER SUB

         The Company and Merger Sub hereby, jointly and severally, represent and warrant to Isolagen, the Isolagen Stockholders and Gemini, that, to the best of their knowledge, each of the following are true and correct:

         6.1 Organization.

                  (a) The Company and the Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and Merger Sub each have the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on its business, operations, assets or financial condition. Schedule 6.1(a) of the Disclosure Schedule delivered in connection with this Agreement by the Company (the "COMPANY DISCLOSURE SCHEDULE") sets forth true and complete copies of the Certificate of Incorporation and bylaws of the Company and Merger Sub, respectively, each as amended and in effect on the date hereof.

                  (b) Merger Sub is a wholly-owned Subsidiary of the Company. Except for Merger Sub, the Company has no Subsidiaries. Merger Sub has no Subsidiaries. Except as to Merger Sub, neither the Company, nor the Merger Sub own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity or own real estate.

         6.2 Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of an aggregate of 55,000,000 shares of stock, consisting of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("COMPANY PREFERRED STOCK" and together with Company Common Stock, "COMPANY STOCK"). As of the date hereof, there are 3,599,550 shares of Company Common Stock issued and outstanding and no shares of Company Stock held in the treasury of the Company. The issued and outstanding shares of Company Stock are owned by the Persons and in the numbers specified in
         Schedule 6.2 of the Company Disclosure Schedule. As of the date hereof, there are (i) no shares of Company Preferred Stock issued and outstanding, and (ii) no shares of Company Stock issuable upon exercise of any outstanding options granted pursuant to any Company stock option or benefit plan. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, and fully paid and no assessment has been made on such shares. The authorized but unissued shares of Company Stock are not subject to any preemptive rights. The Company does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  (b) As of the date hereof, the authorized capital stock of Merger Sub consists of an aggregate of 1,000 shares of stock, consisting of 1,000 shares of Merger Sub Common Stock. As of the date hereof, there are 1,000 shares of Merger Sub Common Stock issued and outstanding and no shares of Merger Common Stock held in the treasury of Merger Sub. As of the date hereof, there are no shares of Merger Sub Common Stock issuable upon exercise of any outstanding options granted pursuant to any Merger Sub stock option or benefit plan. All issued and outstanding shares of Merger Sub Common Stock are duly authorized and validly issued, and fully paid and no assessment has been made on such shares. The authorized but unissued shares of Merger Sub Common Stock are not subject to any preemptive rights. Merger Sub does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Merger Sub or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         6.3 Authority; No Violation.

                  (a) Both the Company and Merger Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company and the Board of Directors and stockholders of Merger Sub. No corporate proceedings on the part of either the Company or Merger Sub are necessary to consummate the transactions contemplated hereby.

                  (b) Neither the execution and delivery of this Agreement by the Company or Merger Sub, nor the consummation by the Company or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, or compliance by the Company or Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of either the Company's or Merger Sub's Certificate of Incorporation or bylaws, each as amended and in effect as of the date hereof, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to either the Company or Merger Sub or any of their properties or assets, or (iii) except as set forth in Schedule 6.3(b) of the Gemini Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of either the Company or Merger Sub under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either the Company or Merger Sub is a party, or by which the Company or Merger Sub or any of their properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of either the Company or Merger Sub, or the ability of the Company or Merger Sub to consummate the transactions contemplated hereby. No consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of the Company or Merger Sub in connection with (x) the execution and delivery by the Company or Merger Sub of this Agreement and (y) the consummation by the Company or Merger Sub the transactions contemplated hereby.

         6.4 Legal Proceedings. Except as disclosed in Schedule 6.4 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor Merger Sub is a party to any, and there are no pending or, to either the Company's or Merger Sub's knowledge, no threatened Legal Proceedings against either the Company or Merger Sub or against any present or former Company or Merger Sub officer or director in their capacity as a such officer or director which are material to either the Company or Merger Sub. As of the date of this

Agreement Gemini is not a party to any material order, judgment or decree entered against either the Company or Merger Sub in any lawsuit or proceeding.

         6.5 Compliance with Applicable Law. Both the Company or Merger Sub hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective businesses, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any national, state or local governmental authority relating to either the Company or Merger Sub (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of either the Company or Merger Sub) and the Company or Merger Sub have not received notice of violation of, nor do they know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of either the Company or Merger Sub) of, any of the above.

         6.6 Absence of Liabilities. Neither the Company, nor Merger Sub have any liabilities, whether absolute, accrued, contingent or otherwise.

         6.7 No Brokers. Except for Foresight, neither the Company, nor Merger Sub have employed or authorized anyone to represent them as a broker or finder in connection with the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee from the Company or Merger Sub in connection with the transactions contemplated herein. The Company will indemnify and hold harmless Isolagen, the Isolagen Stockholders and Gemini from and against any and all losses, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses they may sustain or incur as a result of any claim for a commission or fee by a broker or finder (other than Foresight) acting on behalf of the Company or the Merger Sub.

         6.8 Bankruptcy; Criminal Proceedings. To the best of the knowledge of the Company and Merger Sub, the Company, its officers, directors, affiliates, promoters or any predecessor thereof, Merger Sub and its officers, directors, affiliates, promoters or any predecessor thereof, have not been subject to or suffered any of the following:

                  (a) Any bankruptcy petition filed by or against any business of which such Person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

                  (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

                  (c) Any order, judgement or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such Person's involvement in any type of business, securities or banking activities; or

                  (d) Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         6.9 Disclosure. No representation or warranty contained in Article VI of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

         7.1 Conduct of Business.

                  (a) During the period from the date of this Agreement to the Closing Date, Isolagen and Gemini shall conduct their businesses and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent business practice, and the Isolagen Stockholders shall take no action that is inconsistent with the foregoing agreement, except with the prior consent of the Company, which consent will not be unreasonably withheld. Isolagen and Gemini shall each use all commercially reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself, the Company and the Surviving Corporation the goodwill of its customers and others with whom business relationships exist, in each case provided that neither Isolagen, nor Gemini, shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

                  (b) During the period from the date of this Agreement to the Closing Date, the Company shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent business practice, and shall take no action that is inconsistent with the foregoing agreement, except with the prior consent of Isolagen, which consent will not be unreasonably withheld. The Company shall use all commercially reasonable efforts to
         (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and the Surviving Corporation the goodwill of its customers and others with whom business relationships exist, in each case provided that the Company shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

         7.2 Negative Covenants and Dividend Covenants. The Company, Isolagen and Gemini agree that from the date hereof to the Closing Date, except as otherwise approved by Isolagen for the Company and the Company for either the Isolagen and Gemini in writing, or as permitted or required by this Agreement, they will not:

                  (a) change any provision of their Governing Documents;

                  (b) except for the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Bridge Loan Transaction (as defined below), the Note Discharge Transaction (as defined below), the Accrued Salaries Conversion (as defined below) and the Line of Credit Transaction (as defined below), change the number of shares of their authorized capital stock or issue any shares of capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to their authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                  (c) grant any severance or termination pay other than in the ordinary course of business consistent with past practices and policies to, or enter into or amend any employment agreement with, any of their directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to their directors, officers or employees except with respect to salary increases and bonuses for employees in the ordinary course of business and consistent with past practices and policies;

                  (d) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (e) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (f) file any applications or make any contract with respect to branching or site location or relocation;

                  (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

                  (i) make any loan or loan commitment to any of their stockholders; or

                  (j) agree to do any of the foregoing.

         7.3 No Solicitation. From the date hereof until the Closing Date, Isolagen, Gemini and the Isolagen Stockholders shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Company) concerning any merger or sale of shares of capital stock of Isolagen or Gemini or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Isolagen or Gemini (an "ACQUISITION TRANSACTION"). From the date hereof until the Closing Date, Isolagen and Gemini will promptly communicate to the Company the terms of any proposal, whether written or oral, which is communicated to any member of the Board of Directors or any executive officer of either Isolagen or Gemini or to any Isolagen Stockholder or their agents in respect of any Acquisition Transaction.

         7.4 Current Information. During the period from the date of this Agreement to the Closing Date, Isolagen and Gemini will, at the request of the Company, cause one or more of their designated representatives to confer on a daily or more frequent basis with representatives of the Company regarding their business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein.

         7.5 Access to Properties and Records; Confidentiality.

                  (a) During the period from the date of this Agreement to the Closing Date, Isolagen and Gemini agree to permit the Company and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "REPRESENTATIVES") reasonable access to their respective properties, and Isolagen and Gemini agree to disclose and make available to the Company and its Representatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which the Company and its Representatives may have a reasonable interest.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if the Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. The obligation to keep such information confidential shall continue for thirty (30) months from the date this Agreement is terminated or abandoned.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 7.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 7.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         7.6 Regulatory Matters.

                  (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  (b) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (c) Between the date of this Agreement and the Closing Date, Isolagen and Gemini shall cooperate with the Company to reasonably conform (as of the Closing Date) their policies and procedures to those of the Company as the Company may reasonably identify to Isolagen or Gemini from time to time.

                  (d) Between the date of this Agreement and the Closing Date, Isolagen, Gemini and the Isolagen Stockholders agree to file any and all notices, if any, required by any regulatory authority. Isolagen, Gemini and the Isolagen Stockholders further agree to make such filings in a timely fashion so that any required waiting periods will have lapsed before the Closing Date. Isolagen, Gemini and the Isolagen Stockholders shall provide the Company copies of all such filings, but need not provide copies of any personal financial information required by such filings.

         7.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this Section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         7.8 Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

         7.9 Failure to Fulfill Conditions. The parties agree to take all commercially reasonable to cause the Closing to occur on or before August 31, 2001 (the "CUTOFF DATE"). In the event that any Isolagen, Gemini or the Company reasonably determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cutoff Date, and that it will not waive that condition, it will promptly notify the other parties. Isolagen, Gemini and the Company will promptly inform the other of any facts applicable to Isolagen, Gemini or the Company, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger or the Closing.

         7.10 Disclosure Supplements. Each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Articles VIII, IX and X, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

         7.11 Transfer of Shares. Except pursuant to this Agreement, from the date hereof until the Closing, the Isolagen Stockholders agree not transfer any shares Isolagen Stock.

         7.12 Cooperation. From and after the date of this Agreement until one
(1) year following the Closing Date, the Isolagen Stockholders will use their reasonable best efforts in good faith to answer any questions relating to Isolagen and Isolagen's business which the Company may ask or make inquiry.

         7.13 Discharge of Indebtedness. Prior to the Closing, William K. Boss, Jr. and Olga Marko agree to forgive and discharge in full the indebtedness of Isolagen to them, as represented by those certain promissory notes described in Exhibit A attached hereto (the "NOTES"), and in connection therewith William K. Boss, Jr. and Olga Marko agree to return the Notes to Isolagen for cancellation. In exchange for such forgiveness, Isolagen shall issue William K. Boss, Jr. three thousand eight hundred twenty-two and 50/100 (3,822.50) shares of Isolagen Common Stock (equivalent to one hundred six thousand five hundred thirty-one (106,531) shares of Company Common Stock to be issued as part of the Merger Consideration in the Merger) and Olga Marko three thousand six hundred seventy-five and 75/100 (3,675.75) shares of Isolagen Common Stock (equivalent to one hundred two thousand four hundred forty-one (102,441) shares of Company Common Stock to be issued as part of the Merger Consideration in the Merger) (collectively, the "NOTE DISCHARGE TRANSACTION").

                                  ARTICLE VIII
          CONDITIONS PRECEDENT TO OBLIGATIONS OF ISOLAGEN AND ISOLAGEN
                                  STOCKHOLDERS

         The obligations of Isolagen and the Isolagen Stockholders to consummate the Merger and the transaction contemplated herein are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Isolagen and/or the Isolagen Stockholders in their sole discretion, but only in a writing signed Isolagen and/or the Isolagen Stockholders):

         8.1 Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger and the transaction contemplated herein and for Isolagen as the Surviving Corporation to continue to conduct its business as presently conducted, including but not limited to requirements under applicable U.S. securities, corporations, and investment laws.

         8.2 Documents. The Company, Merger Sub and Gemini must have caused the following documents to be delivered to Isolagen and the Isolagen Stockholders:

                  (a) the Certificate of Merger, duly executed by each of Merger Sub and Gemini;

                  (b) certificates of the Secretary of State and the taxing authorities of the State of Delaware, dated not more than five (5) days prior to the Closing Date, attesting to the organization and good standing of each of the Company, Merger Sub and Gemini as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

                  (c) copies, certified by a certificate of the Secretary of the Company, Merger Sub and Gemini as of the Closing Date, of resolutions duly adopted by the Boards of Directors of each of the Company, Merger Sub and Gemini, and by the stockholders of Merger Sub and Gemini, authorizing the execution and delivery by the Company, Merger Sub and Gemini of this Agreement and all other agreements attached hereto as Exhibits or contemplated herein, the consummation of the Merger, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the transactions contemplated by this Agreement.

         8.3 Private Placement. Simultaneous with the Closing, the Company shall have consummated and received the proceeds from the sale of shares of Company Common Stock for at least Two Million and No/100 Dollars ($2,000,000) (the "PRIVATE PLACEMENT").

         8.4 Employment Agreements. The Company and Olga Marko shall have each duly executed an Employment Agreement, substantially in the form attached hereto as Exhibit B (the "MARKO EMPLOYMENT AGREEMENT"). The Company and Dennis McGill shall have each duly executed an Employment Agreement, substantially in the form attached hereto as Exhibit C (the "MCGILL EMPLOYMENT AGREEMENT").

         8.5 Conversion of Accrued Salaries. Prior to the Effective Time, William K. Boss, Jr., Olga Marko and Dennis McGill (collectively, the "ISOLAGEN EMPLOYEES") shall have agreed in writing to, and Isolagen shall have converted, an aggregate of Three Hundred Twenty-Eight Thousand One Hundred Twenty-Five and No/100 Dollars ($328,125) of accrued salary owed to the Isolagen Employees into an aggregate of two thousand five hundred eleven and 66/100 (2,511.66) shares of Isolagen Common Stock (equivalent to seventy thousand (70,000) shares of Company Common Stock to be issued as part of the Merger Consideration in the Merger) (the "ACCRUED SALARIES CONVERSION").

         8.6 Representations and Warranties; Performance of Obligations. The representations and warranties of the Company, Merger Sub and Gemini contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Company, Merger Sub and Gemini shall each have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. The Company, Merger Sub and Gemini shall each deliver to Isolagen and the Isolagen Stockholders a certificate dated as of the Closing Date signed by their respective President or Vice President certifying as to the fulfillment of the conditions of this Section 8.6.

         8.7 Opinion of Company Counsel. Isolagen and the Isolagen Stockholders shall have received an opinion of Haynes and Boone, L.L.P., legal counsel for the Company, substantially in the form attached hereto as Exhibit D (the "COMPANY OPINION").

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF GEMINI

         The obligations of Gemini to consummate the Merger and the transaction contemplated herein are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Gemini in its sole discretion, but only in a writing signed Gemini):

         9.1 Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger and the transaction contemplated herein, including but not limited to requirements under applicable U.S. securities, corporations, and investment laws.

         9.2 Documents. The Company, Merger Sub, Isolagen and the Isolagen Stockholders must have caused the following documents to be delivered to Gemini:

                  (a) the Certificate of Merger, duly executed by each of Merger Sub and Isolagen, and the Certificate of Amendment, duly executed by Isolagen;

                  (b) certificates of the Secretary of State and the taxing authorities of the State of Delaware, dated not more than five (5) days prior to the Closing Date, attesting to the organization and good standing of each of the Company, Merger Sub and Isolagen as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

                  (c) copies, certified by a certificate of the Secretary of the Company, Merger Sub and Isolagen as of the Closing Date, of resolutions duly adopted by the Boards of Directors of each of the Company, Merger Sub and Isolagen, and by the sole stockholder of Merger Sub and by 80% of the stockholders of Isolagen, authorizing the execution and delivery by the Company, Merger Sub and Isolagen of this Agreement and all other agreements attached hereto as Exhibits or contemplated herein, the consummation of the Merger, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the transactions contemplated by this Agreement.

         9.3 Private Placement. The Company shall have consummated and received the proceeds from the Private Placement.

         9.4 Employment Agreements. The Company and Olga Marko shall have each duly executed the Marko Employment Agreement. The Company and Dennis McGill shall have each duly executed the McGill Employment Agreement.

         9.5 Conversion of Accrued Salaries. Prior to the Effective Time, the Isolagen Employees and Isolagen shall have consummated the Accrued Salaries Conversion.

         9.6 Representations and Warranties; Performance of Obligations. The representations and warranties of the Company, Merger Sub, Isolagen and the Isolagen Stockholders contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Company, Merger Sub, Isolagen and the Isolagen Stockholders shall each have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. The Company, Merger Sub and Isolagen shall each deliver to Gemini a certificate dated as of the Closing Date signed by their President or Vice President certifying as to the fulfillment of the conditions of this Section 9.6. Each Isolagen Stockholder shall deliver to Gemini a certificate dated as of the Closing Date certifying as to the fulfillment of the conditions of this Section 9.6

         9.7 Opinion of Company Counsel. Gemini shall have received the Company Opinion.

         9.8 FDA Reports. The Company and Gemini shall have received a report(s) from the U.S. Department of Health and Human Services Food and Drug Administration ("FDA") consultants selected by them regarding the FDA approval of certain products of Isolagen and such report(s) shall be satisfactory to them in their sole discretion.

                                   ARTICLE X
          CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY AND MERGER SUB

         The obligations of the Company and Merger Sub to consummate the Merger and the transaction contemplated herein are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company and/or Merger Sub in their sole discretion, but only in a writing signed the Company and/or Merger Sub):

         10.1 Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger and the transaction contemplated herein, including but not limited to requirements under applicable U.S. securities, corporations, and investment laws.

         10.2 Documents. Isolagen, the Isolagen Stockholders and Gemini must have caused the following documents to be delivered to the Company and Merger
Sub:

                  (a) the Certificate of Merger, duly executed by each of Isolagen and Gemini, and the Certificate of Amendment, duly executed by Isolagen;

                  (b) certificates of the Secretary of State and the taxing authorities of the State of Delaware, dated not more than five (5) days prior to the Closing Date, attesting to the organization and good standing of each of Isolagen and Gemini as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby;

                  (c) copies, certified by a certificate of the Secretary of Isolagen and Gemini as of the Closing Date, of resolutions duly adopted by the Boards of Directors of each of Isolagen and Gemini, and by the stockholders of Gemini and by 80% of the stockholders of Isolagen, authorizing the execution and delivery by Isolagen and Gemini of this Agreement and all other agreements attached hereto as Exhibits or contemplated herein, the consummation of the Merger, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the transactions contemplated by this Agreement.

         10.3 Private Placement. The Company shall have consummated and received the proceeds from the Private Placement.

         10.4 Employment Agreements. The Company and Olga Marko shall have each duly executed the Marko Employment Agreement. The Company and Dennis McGill shall have each duly executed the McGill Employment Agreement.

         10.5 Conversion of Isolagen Notes. Prior to the Effective Time, all of the holders of those certain promissory notes listed on Exhibit E attached hereto (collectively, the "ISOLAGEN NOTES" and each an "ISOLAGEN NOTE") shall have agreed in writing to exchange the Isolagen

Notes for an aggregate of sixty-two thousand seven hundred ninety-one and 53/100 (62,791.53) shares of Isolagen Common Stock (equivalent to one million seven hundred fifty thousand (1,750,000) shares of Company Common Stock to be issued as part of the Merger Consideration in the Merger) and shall have each delivered a letter of transmittal, satisfactory in form to the Company, regarding such exchange and their original Isolagen Note to Isolagen (the "NOTE CONVERSION").

         10.6 Conversion of Accrued Salaries. Prior to the Effective Time, the Isolagen Employees and Isolagen shall have consummated the Accrued Salaries Conversion.

         10.7 Consulting Agreements. The Company and William K. Boss, Jr. shall have each duly executed a Consulting Agreement in a form satisfactory to the Company and William K. Boss, Jr. and such Consulting Agreement shall provide the following:

                  (a) Upon the Merger William K. Boss, Jr. will be appointed Co-Chairman of the Surviving Corporation;

                  (b) In exchange for 60,000 shares of Company Common Stock William K. Boss, Jr. will not receive a salary for twelve (12) months after the Effective Time;

                  (c) Twelve (12) months after the Effective Time William K. Boss, Jr. will be eligible to receive an annual salary of $75,000;

                  (d) Twenty-four (24) months after the Effective Time William
         K. Boss, Jr. will be eligible to receive an annual salary of $100,000;

                  (e) William K. Boss, Jr. will receive a $50,000 bonus upon the FDA's final approval of the Isolagen product for cosmetic purposes or upon Isolagen receiving a U.S. patent for such product; and

                  (f) If William K. Boss, Jr. is terminated without cause he will be entitled to a ninety (90) day severance package.

The Company and Nicholas Elian shall have each duly executed a Consulting Agreement in a form satisfactory to the Company and Nicholas Elian.

         10.8 Representations and Warranties; Performance of Obligations. The representations and warranties of Isolagen, the Isolagen Stockholders and Gemini contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Isolagen, the Isolagen Stockholders and Gemini shall each have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. Isolagen and Gemini shall each deliver to the Company and Merger Sub a certificate dated as of the Closing Date signed by their President or Vice President certifying as to the fulfillment of the conditions of this Section
10.8. Each Isolagen Stockholder shall deliver to the Company a certificate dated as of the Closing Date certifying as to the fulfillment of the conditions of this Section 10.8.

         10.9 Closing Balance Sheet. Isolagen shall have submitted the balance sheet of Isolagen dated as of the day immediately preceding the Closing (the "CLOSING BALANCE SHEET") to the Company and the Company shall have approved the Closing Balance Sheet, in its sole discretion.

         10.10 Discharge of Indebtedness. Prior to the Closing, William K. Boss, Jr. and Olga Marko shall have forgiven and discharged in full all of the indebtedness of Isolagen to them, as represented by the Notes, and returned the Notes to Isolagen for cancellation.

         10.11 Release of Claims. Prior to the Closing, the Isolagen Stockholders shall have released any and all claims against Isolagen, matured or unmatured, arising or accruing on or before the Effective Time.

         10.12 Opinion of Isolagen Counsel. The Company shall have received an opinion from Avivith Oppenheim, legal counsel for Isolagen, substantially in the form attached hereto as Exhibit F.

         10.13 FDA Reports. The Company and Gemini shall have received a report(s) from the FDA consultants selected by them regarding the FDA approval of certain products of Isolagen and such report(s) shall be satisfactory to them in their sole discretion.

                                   ARTICLE XI
                       POST-CLOSING OBLIGATIONS OF PARTIES

         11.1 Officer and Board Appointees. Effective as of the Effective Time, the Board of Directors of the Company shall elect and appoint the persons listed on Exhibit G attached hereto to the Company offices set forth opposite their names on Exhibit G. Following the Closing, the Company shall take all commercially reasonable actions to have the Board of Directors of the Company elect and appoint William K Boss, Jr. and Nicholas Elian to the Board of Directors of the Company and to elect and appoint William K. Boss, Jr. Co-Chairman of the Board of Directors of the Company effective as of the Closing Date.

         11.2 Stock Option Plan. Following the Closing, the Board of Directors of the Company shall adopt a stock option plan, substantially in the form attached hereto as Exhibit H (the "PLAN"), and, on a timely basis, submit the Plan to the stockholders of the Company for their approval and adoption.

                                   ARTICLE XII
                            TERMINATION OF AGREEMENT

         12.1 Termination. This Agreement may be terminated at any time prior to or at the Closing:

                  (a) By the mutual written consent of the Company, Isolagen, the Isolagen Stockholders and Gemini;

                  (b) By the Company, if the conditions precedent set forth in
         Article X shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before midnight, Houston, Texas time on September 15, 2001 (the "TERMINATION DATE");

                  (c) By Isolagen and/or the Isolagen Stockholders, if the conditions precedent set forth in Article VIII shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Termination Date;

                  (d) By Gemini, if the conditions precedent set forth in
         Article IX shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Termination Date;

                  (e) By the Company, if any material item of disclosure or information obtained during the Company's ongoing due diligence investigation of Isolagen and Gemini shall warrant termination of this Agreement and the transactions contemplated herein, as determined in the Company's reasonable discretion using any relevant information;

                  (f) By the Company, Isolagen, the Isolagen Stockholders or Gemini, if the Closing Date shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Closing Date;

                  (g) By any party, upon written notice to the other parties if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by the Company upon written notice to the other parties if any such application is approved with conditions which materially impair the value of Isolagen, taken as a whole, to the Company;

                  (h) By the Company, if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Isolagen or Gemini from that disclosed by Isolagen or Gemini on the date of this Agreement, or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Isolagen, the Isolagen Stockholders or Gemini hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching party of notice in writing from the Company specifying the nature of such breach and requesting that it be remedied;

         Except as otherwise specifically set forth herein, any termination of this Agreement under this Section 11.1 will be effective by the delivery of notice of the terminating party to the other parties hereto.

         12.2 No Liability for Proper Termination. Any termination of this Agreement in accordance with this Article XII will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers; provided, however, that nothing herein will limit the obligation of any party for any willful breach hereof or failure to use their reasonable best efforts to cause the Merger and the transaction contemplated herein to be consummated. In the event of the termination of this Agreement pursuant to this Article XII, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

                                  ARTICLE XIII
                          INDEMNIFICATION AND REMEDIES

         13.1 Stockholders' Indemnification. To the fullest extent permitted by applicable law, the Isolagen Stockholders, hereby, jointly and severally, agree to indemnify, defend and hold the Company, and its respective officers, directors, employees, representatives and agents, harmless from and against any claims, actions, causes of action, assessments, losses, demands, damages, (including incidental and consequential damages) judgments, liabilities, costs and expenses, including without limitation, costs of defense, attorneys' fees, interest, penalties and reasonable expenses or diminution of value (whether or not involving a third-party claim), net of any insurance proceeds received by the Company with respect thereto, including without limitation any diminution in the value of the Surviving Corporation ("CLAIMS" or "CLAIM"), asserted against, imposed upon, suffered or incurred by, the Company and its respective officers, directors, employees, representatives and agents arising out of or relating to
(i) the breach, default or failure to perform by Isolagen and/or the Isolagen Stockholders of any of the terms, covenants, conditions, representations or warranties made by Isolagen and/or the Isolagen Stockholders in this Agreement, the Isolagen Disclosure Schedule or any certificates or documents delivered in connection with the Agreement, (ii) any products or services manufactured, sold, delivered, marketed or provided by Isolagen to any third party prior to the Closing Date and (iii) any Claim by any person or entity (other than Foresight) for brokerage or finder's fees or commissions or similar payments based upon any Arrangement or understanding alleged to have been made by such person or entity with Isolagen and/or the Isolagen Stockholders (or any person or entity acting on their behalf) in connection with any of the transactions contemplated in the Agreement.

         13.2 Indemnification; Notice and Settlement. For purposes of this
Article XIII, the term "INDEMNIFYING PARTY" when used in connection with a particular Claim means the person or entity (whether one or more) having an obligation to indemnify with respect to such Claim pursuant to this Article XIII, and the term "INDEMNIFIED PARTY" when used in connection with a particular Claim means the person or entity (whether one or more) having the right to be indemnified with respect to such Claim pursuant to this Article XIII. The following procedures will apply to the indemnification obligations set forth in this Agreement:

                  (a) Direct Claims. If any Indemnified Party should have a Claim against any Indemnifying Party hereunder that does not involve a Claim against such Indemnified Party by a third party, the Indemnified Party will transmit to the Indemnifying Party a written notice with respect to such Claim, specifying the basis therefor; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligation hereunder except to the extent and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of such notice (the "ELECTION PERIOD") that the Indemnifying Party disputes such Claim, the Claim specified by the Indemnified Party in such notice will be deemed a liability of the Indemnifying Party hereunder. Payment of all specific amounts identified owing by the Indemnifying Party under such Claim will be paid in cash within five
         (5) days after expiration of the Election Period, and if not timely made, such amounts will accrue interest until paid in full at the annual rate of 18% (or the highest interest rate permitted under applicable law) from and after the day following the expiration of the Election Period. If the Indemnifying Party has timely disputed such Claim, such dispute shall be resolved in accordance with Section 14.15. If a Claim may be deemed to involve both a direct Claim (and thus subject to the terms of this Section 13.3(a)) and a Claim involving a third party (and thus subject to the terms of Section 13.3(b)), it will be treated hereunder as a Claim involving a third party.

                  (b) Third Party Claims. Promptly after receipt of written notice of a claim involving a third party, the Indemnified Party against whom such Claims is asserted will give the Indemnifying Party written notice of any such Claim; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligations hereunder except to the extent and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. The Indemnifying Party will promptly designate counsel chosen by it and reasonably acceptable to the Indemnified Party to represent the Indemnified Party in connection with such Claim and the Indemnifying Party will pay all costs of investigation, litigation or arbitration incurred in connection with such Claim including, without limitation, fees and expenses of such counsel. The Indemnifying Party will not be liable for the fees or expenses of separate counsel for the Indemnified Party, unless the counsel designated by the Indemnifying Party is unable, due to ethical considerations, to fully represent the Indemnified Party with respect to such Claim, in which case the Indemnifying Party will be liable for the fees and expenses of one separate counsel for the Indemnified Party. Unless the Indemnifying Party has delivered to the Indemnified Party a written statement in form and substance acceptable to the Indemnified Party acknowledging and confirming that a subject Claim is fully within the scope of the indemnification obligations of the Indemnifying Party under this Agreement, the Indemnified Party will have the sole right to direct the conduct of the defense of such Claim and to settle or compromise such Claim on such terms as the Indemnified Party will determine in its sole discretion without prejudice to the rights of the Indemnified Party to seek indemnity under this Agreement. If the Indemnifying Party delivers to the Indemnified Party the written statement referred to in the preceding sentence, the subject Claim may not be settled or compromised without the prior written consent of the Indemnifying Party. The Indemnified Party will use its reasonable efforts to cooperate fully with respect to the defense of any Claim. Unless the Indemnifying Party has delivered to the Indemnified Party a written statement in form and substance acceptable to the Indemnified Party acknowledging and confirming that a subject Claim is fully within the scope of indemnification obligations of the Indemnifying Party under this Agreement, if after the passage of a reasonable period of time after notice of any Claim, the Indemnifying Party has not initiated a defense against such Claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim at any time prior to settlement, compromise or final determination thereof and any action so taken by the Indemnified Party with regard to such defense, compromise or settlement will be deemed to be within the protection afforded by this Agreement; provided, however, that any settlement of any such Claim shall require the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         Anything in this Section 13.3 to the contrary notwithstanding, (i) if there is a reasonable possibility that a Claim may materially adversely affect the Indemnified Party other than as a result of money damages or other money payments that are within the protection afforded by this Agreement, the Indemnified Party will have the right, at the Indemnified Party's cost and expense, to defend, and, with the consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), to compromise or settle such claim, and (ii) the Indemnifying Party will not settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a full, irrevocable and unconditional release from all liability in respect of such Claim. In the event that there is more than one Indemnified Party or more than one Indemnifying Party with respect to any Claim, any notice contemplated by this Section 13.3 to be given to the Indemnified Party or the Indemnifying Party will be deemed to be given for purposes hereof if it is given to any Indemnified Party, in the case of notices to the Indemnified Party, or to any Indemnifying Party, in the case of notices to the Indemnifying Party.

         13.3 Survival; Non-Waiver of Rights. The representations, warranties, covenants and agreements made or deemed made by any party to another shall survive for one (1) year after the Closing and the delivery of all documents, funds and investments delivered pursuant hereto and shall not be affected or deemed waived by reason of the fact that another party or its representatives knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect. Any furnishing of information by any party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering party to which another party shall have access or any information obtained by, or made available to, any party as a result of any investigation made by or on behalf of such party prior to or after the date of this Agreement, shall not affect such party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another party in this Agreement and shall not be deemed a waiver thereof.

         13.4 Limitation of Liability. The liability of the Isolagen Stockholders pursuant to their indemnification obligations under Section 13.1 hereof shall be limited, in the aggregate, to (a) the shares of Company Common Stock received by the Isolagen Stockholders in the Merger or the transactions contemplated by this Agreement, (b) any cash or securities received by the Isolagen Stockholders on the sale, transfer or exchange of such Company Common Stock and (c) any consideration or distributions received for or with respect to such Company Common Stock in connection with (i) any sale by the Company of all or substantially all its assets or (ii) any merger or consolidation of the Company.

                                  ARTICLE XIV
                                  MISCELLANEOUS

         14.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law doctrine. Each of the parties hereto irrevocably consents to the jurisdiction of the courts located in the state and federal courts situated in Harris County, Texas.

         14.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that the Company may assign its respective rights and/or obligations to any entity formed by and between the Company and Isolagen to carry out the parties' business and financing plan for Isolagen or its successor. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. A change in control of the Company shall be deemed to be an assignment.

         14.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         14.4 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

         14.5 Attorneys' Fees. Should a suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court rendering the judgment (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of the suit, regardless of whether such suit proceeds to final judgment.

         14.6 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:

           If to the Company or Merger Sub:

                            American Financial Holding, Inc.
                            700 Gemini Street, Suite 100
                            Houston, Texas  77058

                            Attention: Michael Macaluso
                            Telephone: (281) 488-3883
                            Facsimile: (281) 488-5353

           With copy to:    Haynes and Boone, L.L.P.
                            1000 Louisiana Street, Suite 4300
                            Houston, Texas 77002-5012
                            Attention: Steven A. Buxbaum, Esq.
                            Telephone: (713) 547-2041
                            Facsimile: (713) 547-2600

           If to Isolagen:  Isolagen Technologies, Inc.
                            45 Eisenhower Drive
                            Paramus, New Jersey 07652
                            Attention: William K. Boss, Jr.
                            Telephone: (201) 291-0147
                            Facsimile: (201) 291-0790

           With copy to:    Avivith Oppenheim, Esq.
                            140 Mountain Ave.
                            Springfield, New Jersey 07081-1725
                            Telephone: (973) 379-0747
                            Facsimile: (973) 379-8862

           If to the Isolagen Stockholders: to the address set forth opposite their name on Schedule 4.2 of the Isolagen Disclosure Schedule

           If to Gemini:    Gemini IX, Inc.
                            700 Gemini Street, Suite 100
                            Houston, Texas 77058
                            Attention: Frank DeLape
                            Telephone: (281) 488-3883
                            Facsimile: (281) 488-5353

           14.7 Entire Agreement. This Agreement, the exhibits and schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against any party, whether under any rule of construction or otherwise. None of the parties hereto shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys, and will be construed and interpreted according to the ordinary meaning of the words used so to fairly accomplish the purposes and intentions of the parties.

           14.8 U.S. Dollars. Unless otherwise expressly provided herein, all references to amounts of money or dollars herein refer to United States dollars.

           14.9 Amendment. Prior to the Closing, this Agreement may not be amended except by an instrument in writing signed by or on behalf of the parties. Following the Closing, this Agreement may not be amended except by an instrument in writing signed by or on behalf of the Company, the Surviving Corporation and a majority of the Isolagen Stockholders.

           14.10 Extension; Waiver. The parties may, at any time prior to the Closing Date, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

           14.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

           14.12 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

           14.13 Knowledge. For purposes of this Agreement, information shall be deemed known to a party hereto if it is actually known by one or more of such party's executive officers.

           14.14 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           14.15 Arbitration.

                      (a) Resolution of Disputes. All controversies, disputes or claims ("DISPUTES") arising among the parties arising out of or relating to this Agreement or the subject matter hereof, and the arbitrability of any Dispute, shall be settled by arbitration as provided below. The arbitration and all preliminary proceedings related thereto shall be conducted in accordance with such rules as may be agreed upon by the parties, or, failing agreement on such rules within thirty (30) days or written request for such agreement, in accordance with the Commercial Rules and Procedures of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this Agreement. This dispute shall be presented to a single arbitrator (the "AAA ARBITRATOR"), sitting in Houston, Texas.

                      (b) Selection of AAA Arbitrator. The AAA Arbitrator shall be selected jointly by the parties within ten (10) days after demand for arbitration is made by a party. If the parties are unable to agree on an AAA Arbitrator within that period, then any party may request that the AAA select the AAA Arbitrator in accordance with its then existing rules for doing so. The AAA Arbitrator shall be limited to attorneys at law who (i) arbitrate AAA's Large, Complex cases, and (ii) have practiced law for at least fifteen (15) years as attorneys specializing in either general commercial litigation or general corporate, securities and commercial matters.

                      (c) Discovery. Any discovery permitted shall be limited to information directly relevant to the controversy or Dispute in arbitration. In the event of discovery disputes, the AAA Arbitrator is directed to issue such orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy, and other relevant considerations. To the extent the parties are unable to agree on the scope of discovery, the AAA Arbitrator shall require the party seeking discovery on an issue to present the legal and factual basis for the Dispute and shall permit the party opposing discovery to respond. The AAA Arbitrator shall permit discovery on an issue only if the AAA Arbitrator concludes that there is a reasonable and good faith basis in law and in fact for bringing such allegations and that the discovery appears likely to present substantive evidence regarding that Dispute. The AAA Arbitrator may permit limited discovery to permit investigation of some of the Disputes or to determine whether a Dispute has sufficient basis in law or in fact to warrant further discovery, but shall issue appropriate orders to restrict the scope of such discovery. The federal or state rules of procedure and evidence shall not apply to the arbitration proceedings, including without limitation the rules of discovery. The AAA Arbitrator shall consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

                      (d) Fees. The AAA Arbitrator shall award the prevailing party its attorneys' and experts' fees and disbursements incurred in resolving the dispute and shall award double costs and expenses or other sanctions to the extent the AAA Arbitrator finds any Dispute advanced in the proceedings to be frivolous or without a good faith basis in fact and in law when such Dispute was first presented for arbitration.

                      (e) Award/Consent to Jurisdiction. Except as may otherwise be agreed in writing by the parties or as ordered by the AAA Arbitrator upon substantial justification shown, the hearing for the Dispute shall be held within sixty (60) days of submission of the Dispute to arbitration. The AAA Arbitrator shall render a final award within thirty (30) calendar days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the AAA Arbitrator. The AAA Arbitrator shall state the factual and legal basis for the award. The decision of the AAA Arbitrator shall be final and binding, except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and except for errors of law based on the findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make the award effective. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of courts located in Houston, Texas. THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

           14.16 Bridge Loan Transaction. The parties contemplate that prior to the Effective Time, Isolagen shall have consummated and received the proceeds from a bridge loan transaction with certain accredited investors in the principal amount of up to Three Hundred Thousand and No/100 Dollars ($300,000) (the "BRIDGE LOAN TRANSACTION").

           14.17 Line of Credit Transaction. Isolagen has obtained a line of credit in the amount of Seventy-Five Thousand and No/100 Dollars ($75,000) from Trident III, LLC in exchange for the issuance of four thousand four hundred eighty-five and 21/100 (4,485.21) shares of Isolagen Common Stock (equivalent to one hundred twenty-five thousand (125,000) shares of Company Common Stock to be issued as part of the Merger Consideration in the Merger) (the "LINE OF CREDIT TRANSACTION").

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered, all as of the day and year first above written.

                                 AMERICAN FINANCIAL HOLDING, INC.


                                 By:      /s/ Michael Macaluso
                                          -------------------------------------
                                 Name:    Michael Macaluso
                                 Title:   President


                                 ISO ACQUISITION CORP.

                                 By:      /s/ Michael Macaluso
                                          -------------------------------------
                                 Name:    Michael Macaluso
                                 Title:   President


                                 ISOLAGEN TECHNOLOGIES, INC.


                                 By:      /s/  William K. Boss, Jr.
                                          -------------------------------------
                                 Name:    William K. Boss, Jr.
                                 Title:   CEO


                                 ISOLAGEN STOCKHOLDERS:


                                 /s/ William K. Boss, Jr.
                                 ----------------------------------------------
                                 WILLIAM K. BOSS, JR.


                                 /s/ Olga Marko
                                 ----------------------------------------------
                                 OLGA MARKO


                                 /s/ Dennis McGill
                                 ----------------------------------------------
                                 DENNIS MCGILL

                                 GEMINI IX, INC.


                                 By:      /s/ Frank DeLape
                                          -------------------------------------
                                 Name     Frank DeLape
                                 Title:   President